UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

GANNETT CO., INC.
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC. MNG INVESTMENT HOLDINGS LLC STRATEGIC INVESTMENT OPPORTUNITIES LLC ALDEN GLOBAL CAPITAL LLC HEATH FREEMAN DANA NEEDLEMAN STEVEN ROSSI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MNG Enterprises, Inc., together with the other participants in the solicitation (collectively, “MNG”), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation.

Item 1: On May 14, 2019, MNG issued the following press release:

MNG ENTERPRISES, INC.

MNG sendS open letter to Gannett shareholders

Encourages Fellow Shareholders to Reject the Shareholder Value Destroying Status Quo and Vote for All Three MNG Nominees to Maximize Value of Your Investment

May 14, 2019 – Denver, CO – MNG Enterprises, Inc. (“MNG”), owner and operator of one of the largest newspaper businesses in the U.S. and the largest active shareholder in Gannett Co., Inc. (NYSE:GCI) (“Gannett” or the “Company”), with an approximate 7.4% ownership interest, today sent an open letter to its fellow Gannett Shareholders in advance of Gannett’s upcoming Annual Meeting this Thursday, May 16th, urging them to vote on the BLUE Proxy card for ALL THREE of MNG’s highly qualified director nominees: Heath Freeman, Dana Needleman and Steven Rossi.

The full text of the letter, which outlines the need for change at Gannett, and the economic reality of the Company’s future without it, follows.

May 14, 2019

Dear Fellow Gannett Shareholders:

Gannett’s Annual Meeting is quickly approaching!

We believe your investment is in peril – Gannett is operating in a declining industry, chasing a risky and unprofitable digital transformation strategy,1 without a proven leadership team. WITHOUT A CHANGE IN COURSE, THIS WILL NOT END WELL FOR GANNETT SHAREHOLDERS OR EMPLOYEES.

In the final days of voting ahead of Gannett’s Annual Meeting, we ask that you reflect on one simple question:

Should Gannett continue on its current path…
OR do you believe the Company would benefit from a new approach?

We strongly believe that the election of ALL THREE of our Director nominees is needed to send a clear message to the incumbent directors that the status quo is not acceptable, and the Board needs directors who will take action to maximize value for all Gannett shareholders. As such, we urge you to support our nominees as a catalyst for immediate change and value creation at Gannett.

Without multiple new directors, MNG is concerned that further, continued value erosion is inevitable. When we speak of value, we are referring to the value of YOUR investment – OUR investment. With our 7.4% ownership interest in Gannett, your best interests are MNG’s best interests.

Gannett shares closed on Monday, May 13th at $8.74 and MNG has offered $12.00 in cash.

As shareholders, we must vote with our economic interests in mind. That means, we must vote to support ALL THREE highly qualified MNG nominees to the Gannett Board. Our nominees, if elected, would serve as that catalyst for change and value creation. Further, they are committed to conducting a full strategic review to explore all possible ways to enhance value for all Gannett shareholders.

MNG believes that Gannett shareholders must elect directors who are committed to preventing the steady erosion of shareholder value from continuing. Electing ALL THREE of MNG’s nominees will send a strong message to Gannett’s entrenched Board that continuing on their path of value destruction is not an option. Shareholders deserve directors who will act in their best interests, and MNG’s nominees are fully capable of and committed to doing so.

We urge you: VOTE WITH THE VALUE OF YOUR INVESTMENT IN MIND.

Sincerely,

/s/ R. Joseph Fuchs

On behalf of the Board of Directors, MNG Enterprises, Inc.

Chairman, R. Joseph Fuchs

Okapi Partners LLC is assisting us with the solicitation of proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

(212) 297-0720 (Main)

Stockholders Call Toll-Free: (888) 785-6668

Email: info@okapipartners.com

www.SaveGannett.com

Additional information about MNG, its proposal to acquire Gannett, and its nominees is available at www.SaveGannett.com. We urge all shareholders to VOTE THE BLUE CARD “FOR” ALL THREE OF MNG’S NOMINEES.

Your vote is important, no matter how many shares you own!

Please remember NOT TO RETURN the Company’s WHITE PROXY CARD! If you return a Gannett proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the MNG nominees on the BLUE proxy card.

Moelis & Company LLC is acting as financial advisor to MNG. Akin Gump Strauss Hauer & Feld LLP and Olshan Frome Wolosky LLP are serving as its legal counsel. Okapi Partners LLC is acting as MNG’s proxy solicitor.

About MNG Enterprises

MNG Enterprises, Inc. is one of the largest owners and operators of newspapers in the United States by circulation, with approximately 200 publications including The Denver Post, The Mercury News, The Orange County Register and The Boston Herald. MNG is a leader in local, multi-platform news and information, distinguished by its award-winning original content and high quality, diversified portfolio of both print and local news and information web sites and mobile apps offering rich multimedia experiences across the nation. For more information, please visit www.medianewsgroup.com.

Additional Information

MNG Enterprises, Inc., together with the other participants in its proxy solicitation (collectively, “MNG”), have filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of MNG’s slate of highly-qualified director nominees at the 2019 annual meeting of stockholders (the “Annual Meeting”) of Gannett Co., Inc. (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including additional information relating to the participants in MNG’s proxy solicitation. These materials and other materials filed by MNG in connection with the solicitation of proxies are available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by MNG with the SEC are also available, without charge, by directing a request to MNG’s proxy solicitor, Okapi Partners LLC, at its toll-free number (888) 785-6668 or via email at info@okapipartners.com.

MEDIA CONTACT:

Reevemark

Paul Caminiti / Hugh Burns / Renée Soto

+1 212.433.4600

MNGInquiries@reevemark.com

INVESTOR CONTACT:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh

+ 212.297.0720

info@okapipartners.com

1 Since spin-off, Gannett has spent $350mm on digital acquisitions while diluted EPS has declined 98% (represents decline in trailing 12 months diluted EPS from June 28, 2015 to March 31, 2019).

Item 2: On May 14, 2019, MNG uploaded the following materials to www.savegannett.com:

SAVE GANNETT

Home Nominees Fiction vs Fact Questions for Gannett Shareholder Materials About MNG

Shareholder Materials

May 14, 2019
Press Release: MNG Sends Open Letter to Gannett Shareholders

May 9, 2019
Press Release: MNG Urges Gannett Shareholders to Vote for Change

May 8, 2019
MNG Letter to Gannett Shareholders

May 7, 2019
Press Release: MNG Comments on Glass Lewis Report

May 3, 2019
Press Release: MNG Enterprises Urges Shareholders to Replace Incumbent Gannett Directors John E. Cody, Stephen Coll and Lawrence S. Kramer

May 2, 2019
Press Release: MNG Enterprises Welcomes ISS Support for Its Nominee to Gannett Board of Directors

May 1, 2019
Press Release: MNG Enterprises Comments on Gannett's First Quarter 2019 Results and Issues Shareholder Presentation Addressing Gannett's Misleading Statements

April 28, 2019
MNG Presentation for Gannett Shareholders: Fiction vs Fact

April 26, 2019
Press Release: MNG Outlines Simple Case for Change at Gannett Board

April 25, 2019
Press Release: MNG Modifies Slate Of Director Nominees In Response To Fellow Shareholders Who Support A Full Strategic Alternatives Process

April 11, 2019
MNG Presentation for Gannett Shareholders: An Opportunity for Immediate and Compelling Value for Gannett Shareholders

April 11, 2019
Press Release: MNG Enterprises Files Shareholder Presentation on Its 41% Premium Proposal for Gannett and Gannett's Misguided and Failing Operating Strategy

April 2, 2019
Press Release: MNG Enterprises Files Definitive Proxy Materials in Connection with Gannett's 2019 Annual Meeting

March 20, 2019
Press Release: MNG Enterprises Receives Highly Confident Letter to Finance Proposal to Acquire Gannett for $12.00 Per Share

February 20, 2019
Press Release: MNG Urges Gannett Shareholders to Demand Answers to These Questions on its Earnings Call

February 11, 2019
Press Release: MNG Enterprises Responds to Gannett's Misleading Comments on MNG Proposal

February 11, 2019
MNG February 11th Response Statement

February 7, 2019
Press Release: MNG Continues to Pursue a Strategic Acquisition of Gannett at $12.00 Per Share in Cash

February 4, 2019
MNG February 4th Response Statement

February 4, 2019
Press Release: MNG Enterprises Responds to Gannett's Rejection of MNG's All-Cash Proposal

January 14, 2019
Press Release: MNG Enterprises Proposes to Acquire Gannett for $12.00 Per Share in Cash

January 14, 2019
MNG's Letter to the Board of Directors at Gannett

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